EXHIBIT 24

                                Power of Attorney



I hereby appoint each of Vernon T. Squires or Steven C. Preston or Eric R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, Treasurer with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officership position) all or any one or more of the registration statements prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with any of the registration statements identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

         This Power of Attorney applies to the following registration statements which may be filed by ServiceMaster under the Securities Act of 1933: (i) a registration statement on Form S-8 which registers common stock to be issued pursuant to the exercise of stock options granted by LandCare USA, Inc. ("LandCare") and which are assumed by ServiceMaster in the acquisition of LandCare by ServiceMaster; (ii) a registration statement on Form S-4 which registers all common stock issued by ServiceMaster as private placements in the purchase of businesses (whether by way of acquisitions of assets, acquisitions of stock or statutory mergers) during the period beginning on March 1,999 and ending on the date on which ServiceMaster's registration statement on Form S-1 for 8,625,000 shares becomes effective; and (iii) a registration statement on Form S-8 which registers common stock to be issued pursuant to the exercise of stock options granted by ARS and which are assumed by ServiceMaster in the acquisition of ARS by ServiceMaster

         This instrument shall remain in effect until and unless I shall give written notice to ServiceMaster's President and Chief Executive Officer or ServiceMaster's General Counsel or ServiceMaster's Chief Financial Officer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation.

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         This instrument shall be governed by the law of the State of Illinois.

Dated:  March 19, 1999

                                                     /s/  C. William Pollard
                                                     C. William Pollard


                                                     /s/ Carlos H. Cantu
                                                     Carlos H. Cantu


                                                     /s/ Phillip B. Rooney
                                                     Phillip B. Rooney


                                                     /s/ Charles W. Stair
                                                     Charles W. Stair


                                                     /s/ Paul W. Berezny, Jr.
                                                     Paul W. Berezny, Jr.


                                                     /s/ Henry O. Boswell
                                                     Henry O. Boswell


                                                     /s/ Brian Griffiths
                                                     Brian Griffiths


                                                     /s/ Sidney E. Harris
                                                     Sidney E. Harris


                                                     /s/ Herbert P. Hess
                                                     Herbert P. Hess


                                                     /s/ Michelle M. Hunt
                                                     Michelle M. Hunt



                                                     /s/ Gunther H. Knoedler
                                                     Gunther H. Knoedler


                                                     /s/ James D. McLennan
                                                     James D. McLennan


                                                     /s/ Vincent C. Nelson
                                                     Vincent C. Nelson


                                                     /s/ Dallen W. Peterson
                                                     Dallen W. Peterson


                                                     /s/ Steven S Reinemund
                                                     Steven S Reinemund


                                                     /s/ Burton E. Sorensen
                                                     Burton E. Sorensen


                                                     /s/ David K. Wessner
                                                     David K. Wessner



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